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                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                         1994 LONG TERM INCENTIVE PLAN
                                       OF
                        PHYSICIAN SALES & SERVICE, INC.

                                   I. GENERAL

1.1 PURPOSE OF THE PLAN

     The Amended and Restated 1994 Long Term Incentive Plan (the "Plan") of Physician Sales & Service, Inc. (the "Company") is intended to advance the best interests of the Company by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the grant of non-qualified stock options, restricted stock and awards based upon total shareholder return, thereby increasing the personal stake of such key employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company.

1.2 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee or its successor (the "Committee") of the Board of Directors of the Company (the "Board"). Members of the Committee are not eligible to participate in the Plan.

     The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     The Committee shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company, to designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. No such designation by the Committee shall be effective as a grant of an award under the Plan until approved by the Board; provided, however, that the Board may empower the Committee to grant such awards without approval by the Board. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3 ELIGIBLE PARTICIPANTS

     Key employees, including officers of the Company and the Company's subsidiaries, shall be eligible to participate in the Plan (any employee receiving an award under the Plan hereinafter referred to as a "Participant"). Directors who are not employees of the Company shall not be eligible to participate in the Plan.

1.4 GRANTS UNDER THE PLAN

     Grants under the Plan may be stock options (as described in Section II) or restricted stock (as described in Section III) or Performance Units (as described in Section IV).

1.5 OTHER COMPENSATION PROGRAM

     The adoption of the Plan contemplates the continuation of any existing incentive compensation plan(s) of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan(s). The existence and terms of the Plan shall not limit the authority of the Board in compensating employees of the Company in such other forms and amounts as it may determine from time to time.


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1.6 LIMITATIONS ON GRANTS

     The maximum amount payable under a Performance Unit to a Participant may not exceed $1 million per fiscal year of the Company. The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 2,190,000 shares, and such shares hereby are reserved for such purpose. The maximum number of shares of Common Stock that may be subject to grants under the Plan to a Participant may not exceed 200,000 shares of Common Stock per fiscal year of the Company. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

     Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

1.7 DEFINITIONS

     The following definitions apply with respect to Article II:

          (a) "Common Stock" shall mean the common stock of the Company, $.0l par value.

          (b) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled as determined by a physician mutually acceptable to the Participant and the Company before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

          (c) "Fair Market Value" means the average of the high and low sales prices of the shares of the Common Stock or other equity security on such date on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") or on a principal national securities exchange.

          (d) "Performance Period" means the period of time set forth in the Participant's Performance Unit Agreement.

          (e) "Retirement" shall have the meaning provided in the Company's applicable retirement plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

          (f) "Total Shareholder Return" or "TSR" means the percentage by which the ending per share price of the Common Stock or other equity security (determined as the Fair Market Value as of the last date of the applicable Performance Period, as adjusted for any stock split or other recapitalization) plus reinvested dividends exceeds the beginning per share price of the Common Stock or other equity security (determined as the Fair Market Value as of the first date of the applicable Performance Period).

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                               II. STOCK OPTIONS

2.1 TYPES OF OPTIONS

     Options granted under the Plan shall, at the time of grant, provide that they will not be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.2 TERMS AND CONDITIONS OF OPTIONS

     Subject to the following provisions, all options granted under the Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine, provided such terms and conditions are clearly designated at the time of grant.

2.3 EXERCISE PRICE

     The exercise price per share shall be at least the Fair Market Value of the Common Stock on the date such option is granted.

2.4 TERM OF OPTIONS

     Any option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Committee at the time of grant. Subject to Sections 2.8, 2.9 and 2.11 hereof and the stock option agreement governing the grant of the options under the Plan, which may contemplate vesting of exercise rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an option shall expire at the end of the designated term.

2.5 PAYMENT

     Payment for shares for which an option is exercised shall be made in full to the Corporation in such manner and at such time or times as shall be provided by the Committee at the time of grant in either (i) cash or its equivalent or
(ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and
(ii). The proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

2.6 VESTING OF OPTIONS

     Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Committee shall specify when granting the options; provided however, that in the absence of a Committee specification to the contrary and subject to Sections 2.8, 2.9 and 2.11, such option shall become fully exercisable five (5) years from the date of grant.

2.7 NOTICE OF EXERCISE

     When exercisable pursuant to the terms of the governing stock option agreement, options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 5.9) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, (c) including a Tax Election, if applicable, in accordance with Section 5.8, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

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2.8 TERMINATION OF EMPLOYMENT

     Except as otherwise provided in this Section 2.8, if a Participant ceases being an employee of the Company or any subsidiary for any reason, including, without limitation, Retirement, discharge, layoff or any other voluntary or involuntary termination of a Participant's employment (a "Termination"), the unexercisable portion of the option granted hereunder shall immediately terminate and be null and void, and the unexercised portion of any outstanding and exercisable options granted hereunder to such Participant shall terminate and be null and void for all purposes, after three (3) months have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of Termination. Upon a Termination as a result of death or Disability, any outstanding options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such termination; provided, however, that in no event shall the period extend beyond the expiration of the option term. Transfer of employment among the Company and any subsidiaries of the Company shall not be deemed to be a Termination.

2.9 LIMITATION OF EXERCISE PERIODS

     The Committee may limit the time periods within which an option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

2.10 STOCK OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an individual stock option agreement which shall be executed by the Company and each Participant. The agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Committee, including: (a) the number of shares a Participant may acquire pursuant to the option granted and the exercise price per share; (b) any conditions affecting the exercise of the option; (c) the procedure for exercising the option granted; (d) a clear designation of whether the exercise of the option granted thereby is subject to vesting; (e) representations and warranties of Participant regarding the acquisition of shares for investment purposes; and (f) such provisions as the Committee, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable laws. In the event there shall be any discrepancy or inconsistency between the terms of the Plan and any term or provision contained in a stock option agreement, the terms of the Plan, as interpreted by the Committee, shall govern.

2.11 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then any outstanding option shall immediately become exercisable with respect to all shares subject to such option on the date such Change in Control occurred.

                             III. RESTRICTED STOCK

3.1 TERMS AND CONDITIONS OF AWARDS

     The Committee may grant shares of stock subject to the restrictions described in Section 3.2 ("Restricted Stock") under a restricted stock agreement, without payment by the Participant for such Restricted Stock. Such agreement shall specify the number of shares granted and the conditions and terms of the grant. Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period.

3.2 RESTRICTIONS

     Until the restrictions have lapsed in accordance with Section 3.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The

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Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such Restricted Stock to provide appropriate notice of such restrictions.

3.3 PERIOD OF RESTRICTION

     Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions as the Committee shall specify in an individual Restricted Stock Agreement between the Company and the Participant when granting the shares of Restricted Stock.

3.4 TERMINATION OF EMPLOYMENT

     If a Participant's employment is terminated prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Retirement or Disability, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of such death, Disability or Retirement. If any Participant's employment is terminated prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5 RIGHTS AS SHAREHOLDER

     Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then all restrictions on shares of Restricted Stock shall immediately lapse on the date such Change in Control occurred.

3.7 SECTION 83(B) ELECTION

     Participants shall not be permitted to make an election under Section 83(b) or any successor provision of the Code with respect to shares of Restricted Stock granted under the Plan.

                             IV. PERFORMANCE UNITS

4.1 TERMS AND CONDITIONS OF GRANTS

     (a) Each Participant shall be eligible for a performance award (a "Performance Unit") determined in accordance with the table set forth in Section 4.1(b) and based on the Company's percentile rank among the companies comprising the NASDAQ Composite Index (the "NASDAQ Companies") on a TSR basis. The Fair Market Value of the Common Stock as of the first date of the Performance Period will be indexed to 100 so that the Company's accumulated compound shareholder return can be compared to and ranked on a percentile basis among the NASDAQ Companies as provided by Compustat Services, a subsidiary of Standard & Poor's, Inc. or by another reputable source publishing the same information. In the event that the Company is not listed on the NASDAQ, the Company shall be ranked against an equivalent broad-based group of peer companies designated by the Committee in its sole discretion as such TSR information is published by a reputable source. The Committee shall establish a percentage of each Participant's annual base salary as of the last day of any Performance Period as a "Target Award." An agreement with respect to a particular Performance Unit granted to a Participant (a "Performance Unit Agreement") shall set forth the Target Award, Performance Period, and the number of Performance Units granted.

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     (b) The percentage of the Target Award and cash value of each Performance
Unit shall be determined in accordance with the following table:

                                                 TSR PERCENTILE     PERCENT OF
                                                 RANK AMONG THE    TARGET AWARD     PERFORMANCE
                                                NASDAQ COMPANIES     PAYABLE*     UNIT CASH VALUE
                                                ----------------   ------------   ---------------
    Threshold.................................         50                50%          $   500
                                                       55                75               750
    Target....................................         60               100             1,000
                                                       65               130             1,300
                                                       70               160             1,600
                                                       75               195             1,950
                                                       80               230             2,300
                                                       85               265             2,650
    Maximum...................................         90               300%          $ 3,000

- ---------------

* Interpolate between points

     (c) No performance award will be payable if the Company's TSR as a percentile among the NASDAQ Companies or an equivalent group of peer companies is less than the 50th, and the maximum performance award payable is 300% of the Target Award. If the TSR as a percentile among the NASDAQ Companies or an equivalent group of peer companies is not specifically shown in the table in
Section 4.1(b), the Committee shall interpolate between the amounts shown.

4.2 PAYMENT

     Upon the expiration of the Performance Period and the determination of the Committee of the Company's TSR Percentile Rank, the Company shall distribute cash, or registered shares of the Common Stock or a combination thereof, to the Participant equal to the cash value of the Performance Unit as calculated in accordance with Section 4.1(b) using the TSR Percentile Rank determined by the Committee.

4.3 TERMINATION OF EMPLOYMENT

     (a) Retirement, Death or Disability. If a Participant's employment is terminated prior to the end of the Performance Period because of Retirement, death or Disability, the extent to which a Performance Unit shall be deemed to have been earned and payable shall be determined by multiplying (1) the cash value of the Performance Unit as calculated in accordance with Section 4.1(b) using the Company's TSR Percentile Rank as of the date of termination (or if such rank is not available, the date closest to the date of termination for which such rank is available) by (2) a fraction, the numerator of which is the number of full calendar months such Participant was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period.

     (b) Other Causes. If a Participant's employment terminates for any reason other than because of Retirement, death, Disability, or a Change in Control (as defined in Section 5.13), the Performance Unit and any and all rights to payment under such Performance Unit shall be immediately cancelled and the Performance Unit Agreement with such terminated Participant shall be null and void.

                            V. ADDITIONAL PROVISIONS

5.1 GENERAL RESTRICTIONS

     Each grant of an option or restricted stock under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with

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respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.2 ADJUSTMENTS FOR CERTAIN CORPORATE EVENTS

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

5.3 NATURE OF PERFORMANCE UNITS

     Performance Units granted under the Plan shall at all times be reflected on the Company's books and records as a general, unsecured and unfunded obligation of the Company, and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply a trust or segregation of assets by the Company.

5.4 AMENDMENTS

     The Board may discontinue the Plan at any time, and may amend it from time to time, as it deems advisable and in the best interests of the Company, but no amendment, without approval by shareholders, may (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) change the class of employees of the Company to whom grants may be granted, or (c) cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any other federal or state statutory or regulatory requirements.

5.5 MODIFICATION, SUBSTITUTION OR CANCELLATION OF GRANTS

     Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof.

5.6 SHARES SUBJECT TO THE PLAN

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired, in open market, in private transactions or otherwise, by the Company for use in the Plan, as shall be determined from time to time by the Committee.

5.7 RIGHTS OF A SHAREHOLDER

     Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

5.8 WITHHOLDING

     The Company shall have the right to deduct from any distribution of cash to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any grant or distribution under the Plan.

     The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to

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be withheld (the "Withholding Taxes") with respect to any grant under the Plan.
If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under Section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving a stock option or the grant of restricted stock, (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; (ii) in the case of the exercise of an option
(A) the Participant makes the Tax Election at least six (6) months after the date the option was granted, (B) the option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period") and (C) the Tax Election is made during the Window Period in which the option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or
(iii) in the case of a Taxable Event relating to the payment of an award, (A) the Participant makes the Tax Election at least six (6) months after the date of grant and (B) the Tax Election is made (1) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs or (2) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 4.7 as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

5.9 NONASSIGNABILITY

     Except as expressly provided in the Plan, no awards under the Plan shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. A Participant may from time to time name in writing any person or persons to whom his or her benefit is to be paid if he or she dies before complete payment of such benefit has occurred. Each such beneficiary designation will revoke all prior designations by the Participant with respect to the Plan, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

     If the Participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the Participant dies before the date of the Participant's death or before complete payment of the Participant's benefit has occurred, the Company may pay the remaining unpaid portion of the Participant's benefit to either (i) one or more of the Participant's relatives by blood, adoption, or marriage, and in such proportion as the Company determines; or (ii) the legal representative or representatives of the estate of the last to die of the Participant and his or her designated beneficiary.

5.10 NONUNIFORM DETERMINATIONS

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

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5.11 NO GUARANTEE OF EMPLOYMENT

     Neither grants under the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the Participant for any period of time or at any particular rate of compensation.

5.12 EFFECTIVE DATE; DURATION

     The Plan shall become effective as of the date the Company is first admitted to trading on the NASDAQ. No grant may be given under the Plan after six (6) years from the effective date of the Plan.

5.13 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs or if the Committee determines in its sole discretion that a Change in Control has occurred, then, as of the date of such Change in Control,
(i) all options shall become fully exercisable, (ii) all restrictions on grants of Restricted Stock shall lapse, and (iii) all Performance Units shall become fully payable at the TSR Percentile Rank of the Company calculated using the TSR of the Company as of the date of the Change in Control as compared the TSR of the NASDAQ Companies or equivalent group of peer companies as of the last quarterly period for which such TSR information is available.

     For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

          (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any such person who is the beneficial owner of 25% or more of the Common Stock as of the effective date of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (c) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock),
     (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company;

          (d) if the Board or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercises a controlling influence over the Company on the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

5.14 GOVERNING LAW

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

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